Exhibit 1.9

B Y E - L A W S

of

Brookfield Renewable Partners Limited

I HEREBY CERTIFY that the within written Bye-Laws are a true copy of the Bye-Laws of Brookfield Renewable Partners Limited as amended by written resolution of the sole Shareholder adopted with effect as of 4 November, 2013, in place of those adopted on 4  May 2012 and on 20 November 2011 in place of those approved at the Statutory Meeting of the above Company on 29 June 2011.

                                                            Secretary

BYE-LAWS

OF

Brookfield Renewable Partners Limited

I N D E X

BYE-LAW	SUBJECT	PAGE
1	Interpretation	4
2	Registered Office	5
3	Share Rights	6
4	Modification of Rights	6
5	Shares	6
6	Certificates	7
7	Lien	7
8	Calls on Shares	8
9	Forfeiture of Shares	8
10	Register of Shareholders	9
11	Register of Directors and Officers	9
12	Transfer of Shares	9
13	Transmission of Shares	10
14	Increase of Capital	11
15	Alteration of Capital	11
16	Reduction of Capital	11
17	General Meetings and Resolutions in Writing	12
18	Notice of General Meetings	12
19	Proceedings at General Meetings	13
20	Voting	13
21	Proxies and Corporate Representatives	15
22	Appointment and Removal of Directors	16
23	Resignation and Disqualification of Directors	16

24	Directors’ Fees	17
25	Directors’ Interests	17
26	Powers and Duties of the Board	17
27	Delegation of the Board’s Powers	18
28	Proceedings of the Board	18
29	Officers	20
30	Minutes	20
31	Secretary and Resident Representative	20
32	The Seal	21
33	Dividends and Other Payments	21
34	Reserves	22
35	Capitalisation of Profits	22
36	Record Dates	23
37	Accounting Records	23
38	Audit	23
39	Service of Notices and Other Documents	23
40	Winding Up	24
41	Indemnity	25
42	Amalgamation	26
43	Continuation	26
44	Alteration of Bye-Laws	26

B Y E - L A W S

of

Brookfield Renewable Partners Limited

INTERPRETATION

1      Interpretation

1.1      In these Bye-Laws, unless the context otherwise requires:

“affiliate” means a person controlled by, controlling or under common control with another person, whether directly or indirectly;

“Auditor” means the person or firm for the time being appointed as auditor of the Company;

“Bermuda” means the Islands of Bermuda;

“Board” means the Directors of the Company appointed or elected pursuant to these Bye-Laws and acting by resolution as provided for in the Companies Acts and in these Bye-Laws or the Directors present at a meeting of Directors at which there is a quorum;

“Brookfield” means Brookfield Asset Management Inc.;

“the Companies Acts” means every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Company;

“Company” means the company incorporated in Bermuda under the name of Brookfield Renewable Partners Limited on 22nd day of June 2011;

“Director” means such person or persons appointed or elected to the Board from time to time pursuant to these Bye-Laws;

“Energy Partnership” means  Brookfield Renewable Energy L.P.;

“Indemnified Person” means any affiliate, Director, Officer, Resident Representative, member of a committee duly constituted under these Bye-Laws, shareholders and employees of the Company, any person who serves on a governing body of the Energy Partnership or any of its subsidiaries, or any liquidator, manager or trustee for the time being acting in relation to the affairs of the Company, and his heirs, executors and administrators;

“Independent Directors” means the duly appointed members of the Board who shall be at least three (3) in number (or such greater number as shall comprise a majority of the Board from time to time) who shall be determined to be independent of the Company, of Brookfield, or of any of its affiliates, according to the standards of independence established by the New York Stock Exchange from time to time;

“Officer” means a person appointed by the Board pursuant to these Bye-Laws but shall not include the Auditor;

“paid up” means paid up or credited as paid up;

“Partnership” means Brookfield Renewable Energy Partners L.P., a partnership formed in Bermuda as an exempted limited partnership, of which the Company has been appointed as general partner;

“Register” means the Register of Shareholders of the Company maintained by the Company in Bermuda;

“Registered Office” means the registered office of the Company which shall be at such place in Bermuda as the Board shall from time to time determine;

“Resident Representative” means (if any) the individual or the company appointed to perform the duties of resident representative set out in the Companies Acts and includes any assistant or deputy Resident Representative appointed by the Board to perform any of the duties of the Resident Representative;

“Resolution” means a resolution of the Shareholders passed in a general meeting or, where required, of a separate class or separate classes of shareholders passed in a separate general meeting or in either case adopted by resolution in writing, in accordance with the provisions of these Bye-Laws;

“Seal” means the common seal of the Company and includes any authorised duplicate thereof;

“Secretary” means the individual or company appointed by the Board to perform any of the duties of the Secretary and includes a temporary or assistant or deputy Secretary;

“share” means share in the capital of the Company and includes a fraction of a share;

“Shareholder” means a shareholder or member of the Company provided that for the purposes of Bye-Law 41 it shall also include any holder of notes, debentures or bonds issued by the Company; and

“these Bye-Laws” means these Bye-Laws in their present form or as from time to time amended.

1.2      For the purposes of these Bye-Laws, a corporation which is a shareholder shall be deemed to be present in person at a general meeting if, in accordance with the Companies Acts, its authorised representative is present.

1.3      Words importing only the singular number include the plural number and vice versa.

1.4      Words importing only the masculine gender include the feminine and neuter genders respectively.

1.5      Words importing persons include companies, associations, bodies of persons, whether corporate or not.

1.6      A reference to writing shall include typewriting, printing, lithography, photography and electronic record.

1.7      Any words or expressions defined in the Companies Acts in force at the date when these Bye-Laws or any part thereof are adopted shall bear the same meaning in these Bye-Laws or such part (as the case may be).

1.8   A reference to any statute or statutory provision (whether in Bermuda or elsewhere) includes a reference to any modification or re-enactment of it for the time being in force and to every rule, regulation or order made under it (or under any such modification or re-enactment) and for the time being in force and any reference to any rule, regulation or order made under any such statute or statutory provision includes a reference to any modification or replacement of such rule, regulation or order for the time being in force.

REGISTERED OFFICE

2      Registered Office

The Registered Office shall be at such place in Bermuda as the Board shall from time to time determine.

SHARES AND SHARE RIGHTS

3      Share Rights

3.1      Subject to any special rights conferred on the holders of any share or class of shares, any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may by Resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board may determine.

3.2      Subject to the Companies Acts, any preference shares may, with the sanction of a resolution of the Board, be issued on terms:

3.2.1       that they are to be redeemed on the happening of a specified event or on a given date; and/or,

3.2.2       that they are liable to be redeemed at the option of the Company; and/or,

3.2.3       if authorised by the memorandum of association of the Company, that they are liable to be redeemed at the option of the holder.

The terms and manner of redemption shall be provided for in such resolution of the Board and shall be attached to but shall not form part of these Bye-Laws.

3.3      The Board may, at its discretion and without the sanction of a Resolution, authorise the purchase by the Company of its own shares upon such terms as the Board may in its discretion determine, provided always that such purchase is effected in accordance with the provisions of the Companies Acts.

3.4      The Board may, at its discretion and without the sanction of a Resolution, authorise the acquisition by the Company of its own shares, to be held as treasury shares, upon such terms as the Board may in its discretion determine, provided always that such acquisition is effected in accordance with the provisions of the Companies Acts. The Company shall be entered in the Register as a Shareholder in respect of the shares held by the Company as treasury shares and shall be a Shareholder of the Company but subject always to the provisions of the Companies Acts and for the avoidance of doubt the Company shall not exercise any rights and shall not enjoy or participate in any of the rights attaching to those shares save as expressly provided for in the Companies Act.

4      Modification of Rights

4.1      Subject to the Companies Acts, all or any of the special rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than seventy five percent (75%) of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of such shares voting in person or by proxy.  To any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be one or more persons holding or representing by proxy any of the shares of the relevant class, that every holder of shares of the relevant class shall be entitled on a poll to one vote for every such share held by him and that any holder of shares of the relevant class present in person or by proxy may demand a poll.

4.2      The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

5      Shares

5.1      Subject to the provisions of these Bye-Laws, the unissued shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

5.2    The Board may, without the sanction of a resolution, authorise the purchase by the company of its own shares, of any class or series, at any price (whether at par or above or below par), and any shares to be so purchased may be selected in any manner whatsoever, upon such terms as the Board may in its discretion determine, provided always that such purchase is effected in accordance with the provisions of the Companies Act and any other applicable laws.  The whole or any part of the amount payable on any such purchase may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Acts.

5.3   Subject to the provisions of these Bye-Laws, any shares of the Company held by the Company as treasury shares shall be at the disposal of the Board, which may hold all or any of the shares, dispose of or transfer all or any of the shares for cash or other consideration, or cancel all or any of the shares.

5.4   The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law. Subject to the provisions of the Companies Acts, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

5.5   Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or in any fractional part of a share or (except only as otherwise provided in these Bye-Laws or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

6      Certificates

6.1      The preparation, issue and delivery of certificates shall be governed by the Companies Acts.  In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

6.2      If a share certificate is defaced, lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

6.3      All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be issued under the Seal or signed by a Director, the Secretary or any person authorised by the Board for that purpose. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons.

7      Lien

7.1      The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies, whether presently payable or not, called or payable, at a date fixed by or in accordance with the terms of issue of such share in respect of such share, and the Company shall also have a first and paramount lien on every share (other than a fully paid share) standing registered in the name of a Shareholder, whether singly or jointly with any other person, for all the debts and liabilities of such Shareholder or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Shareholder, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Shareholder or his estate and any other person, whether a Shareholder or not.  The Company’s lien on a share shall extend to all dividends payable thereon.  The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Bye-Law.

7.2      The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen (14) days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

7.3      The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person who was the holder of the share immediately before such sale.  For giving effect to any such sale, the Board may authorise some person to transfer the share sold to the purchaser thereof.  The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

8      Calls on Shares

8.1      The Board may from time to time make calls upon the Shareholders (for the avoidance of doubt excluding the Company in respect of any nil or partly paid shares held by the Company as treasury shares) in respect of any monies unpaid on their shares (whether on account of the par value of the shares or by way of premium) and not by the terms of issue thereof made payable at a date fixed by or in accordance with such terms of issue, and each Shareholder shall (subject to the Company serving upon him at least fourteen (14) days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares.  A call may be revoked or postponed as the Board may determine.

8.2      A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

8.3      The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

8.4      If a sum called in respect of the share shall not be paid before or on the day appointed for payment thereof the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of actual payment at such rate as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.

8.5      Any sum which, by the terms of issue of a share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the share or by way of premium, shall for all the purposes of these Bye-Laws be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Bye-Laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

8.6      The Board may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

9      Forfeiture of Shares

9.1      If a Shareholder fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

9.2      The notice shall name a further day (not being less than fourteen (14) days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the shares in respect of which such call is made or instalment is payable will be liable to be forfeited.  The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Bye-Laws to forfeiture shall include surrender.

9.3      If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or instalments and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect.  Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

9.4      When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

9.5      A forfeited share shall be deemed to be the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Board may think fit.

9.6      A person whose shares have been forfeited shall thereupon cease to be a Shareholder in respect of the forfeited shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all monies which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at such rate as the Board may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.

9.7      An affidavit in writing that the deponent is a Director of the Company or the Secretary and that a share has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.  The Company may receive the consideration (if any) given for the share on the sale, re-allotment or disposition thereof and the Board may authorise some person to transfer the share to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.

REGISTER OF SHAREHOLDERS

10    Register of Shareholders

The Secretary shall establish and maintain the Register at the Registered Office in the manner prescribed by the Companies Acts.  Unless the Board otherwise determines, the Register shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day.  Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register any indication of any trust or any equitable, contingent, future or partial interest in any share or any fractional part of a share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-Law 5.4.

REGISTER OF DIRECTORS AND OFFICERS

11    Register of Directors and Officers

The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Acts.  The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day.

TRANSFER OF SHARES

12    Transfer of Shares

12.1   Subject to the Companies Acts and to such of the restrictions contained in these Bye-Laws as may be applicable, any Shareholder may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other form which the Board may approve.  No such instrument shall be required on the redemption of a share or on the purchase by the Company of a share.

12.2   The instrument of transfer of a share shall be signed by or on behalf of the transferor and where any share is not fully-paid, the transferee.  The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof.  All instruments of transfer when registered may be retained by the Company.  The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any share which is not a fully-paid share.  The Board may also decline to register any transfer unless:

12.2.1    the instrument of transfer is duly stamped (if required by law) and lodged with the Company, accompanied by the certificate for the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer,

12.2.2    the instrument of transfer is in respect of only one class of share, and

12.2.3    where applicable, the permission of the Bermuda Monetary Authority with respect thereto has been obtained.

12.3   Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law provided such exercise must occur in Bermuda.

12.4   If the Board declines to register a transfer it shall, within three (3) months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

12.5   No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, stop notice, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share.

TRANSMISSION OF SHARES

13    Transmission of Shares

13.1   In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was sole holder, shall be the only person recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons.  For the purpose of this Bye-Law, estate representative means the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-Law.

13.2   Any person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof.  If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.  If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee.  All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

13.3   A person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other monies payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Shareholder until he shall have become registered as the holder thereof.  The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within sixty (60) days, the Board may thereafter withhold payment of all dividends and other monies payable in respect of the shares until the requirements of the notice have been complied with.

13.4   Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law provided such exercise occurs in Bermuda.

SHARE CAPITAL

14    Increase of Capital

14.1   The Company may from time to time increase its capital by such sum to be divided into shares of such par value as the Shareholders by Resolution shall prescribe.

14.2   The Company may, by the Resolution increasing the capital, direct that the new shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of the Companies Acts) at a discount to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or make any other provision as to the issue of the new shares.

14.3   The new shares shall be subject to all the provisions of these Bye-Laws with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.

15    Alteration of Capital

15.1   The Company may from time to time by Resolution:

15.1.1    divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

15.1.2    consolidate and divide all or any of its share capital into shares of larger par value than its existing shares;

15.1.3    sub-divide its shares or any of them into shares of smaller par value than is fixed by its memorandum, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

15.1.4    make provision for the issue and allotment of shares which do not carry any voting rights;

15.1.5    cancel shares which, at the date of the passing of the Resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and

15.1.6    change the currency denomination of its share capital.

15.2   Where any difficulty arises in regard to any division, consolidation, or sub-division under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

15.3   Subject to the Companies Acts and to any confirmation or consent required by law or these Bye-Laws, the Company may by Resolution from time to time convert any preference shares into redeemable preference shares.

16    Reduction of Capital

16.1   Subject to the Companies Acts, its memorandum and any confirmation or consent required by law or these Bye-Laws, the Company may from time to time by Resolution authorise the reduction of its issued share capital or any share premium account in any manner.

16.2   In relation to any such reduction, the Company may by Resolution determine the terms upon which such reduction is to be effected including, in the case of a reduction of part only of a class of shares, those shares to be affected.

GENERAL MEETINGS AND RESOLUTIONS IN WRITING

17    General Meetings and Resolutions in Writing

17.1   Save and to the extent that the Company elects to dispense with the holding of one or more of its Annual General Meetings in the manner permitted by the Companies Acts, the Board shall convene and the Company shall hold general meetings of the Shareholders of the Company as Annual General Meetings in accordance with the requirements of the Companies Acts at such times and places as the Board shall appoint.  The Board may, whenever it thinks fit, and shall, when required by the Companies Acts, convene general meetings other than Annual General Meetings which shall be called Special General Meetings.

17.2   Except in the case of removal of Auditors or Directors, anything which may be done by resolution of the Shareholders in general meeting or by resolution of any class of Shareholders in a separate general meeting may be done by resolution in writing, signed by the Shareholders (or the holders of such class of shares) who at the date of the notice of the resolution in writing represent the majority of votes that would be required if the resolution had been voted on at a meeting of the Shareholders. Such resolution in writing may be signed by the Shareholder or its proxy, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts) by its representative on behalf of such Shareholder, in as many counterparts as may be necessary.

17.3   Notice of any resolution in writing to be made under this Bye-Law shall be given to all the Shareholders who would be entitled to attend a meeting and vote on the resolution. The requirement to give notice of any resolution in writing to be made under this Bye-Law to such Shareholders shall be satisfied by giving to those Shareholders a copy of that resolution in writing in the same manner as that required for a notice of a general meeting of the Company at which the resolution could have been considered, except that the length of the period of notice shall not apply. The date of the notice shall be set out in the copy of the resolution in writing.

17.4   The accidental omission to give notice, in accordance with this Bye-Law, of a resolution in writing to, or the non-receipt of such notice by, any person entitled to receive such notice shall not invalidate the passing of the resolution in writing.

17.5   For the purposes of this Bye-Law, the date of the resolution in writing is the date when the resolution in writing is signed by, or on behalf of, the Shareholder who establishes the majority of votes required for the passing of the resolution in writing and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this Bye-Law, a reference to such date.

17.6   A resolution in writing made in accordance with this Bye-Law is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of Shareholders of the Company, as the case may be.  A resolution in writing made in accordance with this Bye-Law shall constitute minutes for the purposes of the Companies Acts and these Bye-Laws.

18    Notice of General Meetings

18.1   An Annual General Meeting shall be called by not less than five (5) days notice in writing and a Special General Meeting shall be called by not less than five (5) days notice in writing.  The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, day and time of the meeting, and, the nature of the business to be considered.  Notice of every general meeting shall be given in any manner permitted by these Bye-Laws to all Shareholders other than such as, under the provisions of these Bye-Laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company and every Director and to any Resident Representative who or which has delivered a written notice upon the Registered Office requiring that such notice be sent to him or it.

Notwithstanding that a meeting of the Company is called by shorter notice than that specified in this Bye-Law, it shall be deemed to have been duly called if it is so agreed:

18.1.1    in the case of a meeting called as an Annual General Meeting, by all the Shareholders entitled to attend and vote thereat;

18.1.2    in the case of any other meeting, by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than ninety-five percent (95%) in nominal value of the shares giving that right.

18.2   The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

18.3   The Board may cancel or postpone a meeting of the Shareholders after it has been convened and notice of such cancellation or postponement shall be served in accordance with these Bye-Laws upon all Shareholders entitled to notice of the meeting so cancelled or postponed setting out, where the meeting is postponed to a specific date, notice of the new meeting in accordance with this Bye-Law.

19    Proceedings at General Meetings

19.1   In accordance with the Companies Acts, a general meeting may be held with only one individual present provided that the requirement for a quorum is satisfied. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman, which shall not be treated as part of the business of the meeting.  Save as otherwise provided by these Bye-Laws, at least one Shareholder present in person or by proxy and entitled to vote shall be a quorum for all purposes.

19.2   If within five (5) minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened on the requisition of Shareholders, shall be dissolved.  In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine and at such adjourned meeting one Shareholder present in person or by proxy and entitled to vote shall be a quorum.  The Company shall give not less than five (5) days notice of any meeting adjourned through want of a quorum and such notice shall state that the one Shareholder present in person or by proxy (whatever the number of shares held by them) and entitled to vote shall be a quorum.

19.3   Each Director, and upon giving the notice referred to in Bye-Law 18.1 above, the Resident Representative, if any, shall be entitled to attend and speak at any general meeting of the Company.

19.4   The Board may choose one of their number to preside as chairman at every general meeting.  If there is no such chairman, or if at any meeting the chairman is not present within five (5) minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present shall choose one of their number to act or if only one Director is present he shall preside as chairman if willing to act.  If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

19.5   The chairman of the meeting may, with the consent by resolution of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for three (3) months or more, notice of the adjourned meeting shall be given as in the case of an original meeting.  Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

20    Voting

20.1   Save where a greater majority is required by the Companies Acts or these Bye-Laws, any question proposed for consideration at any general meeting shall be decided on by a simple majority of votes cast.

20.2   At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands or by a count of votes received in the form of electronic records, unless (before or on the declaration of the result of the show of hands or count of votes received as electronic records or on the withdrawal of any other demand for a poll) a poll is demanded by:

20.2.1    the chairman of the meeting; or

20.2.2    at least three (3) Shareholders present in person or represented by proxy; or

20.2.3    any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than one tenth (1/10) of the total voting rights of all the Shareholders having the right to vote at such meeting; or

20.2.4    a Shareholder or Shareholders present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth (1/10) of the total sum paid up on all such shares conferring such right.

The demand for a poll may be withdrawn by the person or any of the persons making it at any time prior to the declaration of the result.  Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands or count of votes received as electronic records, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded for or against such resolution.

20.3   If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

20.4   A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith.  A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than three (3) months after the date of the demand) and place as the chairman shall direct.  It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

20.5   The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

20.6   On a poll, votes may be cast either personally or by proxy.

20.7   A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

20.8   In the case of an equality of votes at a general meeting, whether on a show of hands or count of votes received as electronic records or on a poll, the chairman of such meeting shall not be entitled to a second or casting vote and the resolution shall fail.

20.9   In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

20.10 A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

20.11 No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

20.12 If:

20.12.1  any objection shall be raised to the qualification of any voter; or,

20.12.2  any votes have been counted which ought not to have been counted or which might have been rejected; or,

20.12.3  any votes are not counted which ought to have been counted,

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs.  Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting.  The decision of the chairman on such matters shall be final and conclusive.

21    Proxies and Corporate Representatives

21.1   The instrument appointing a proxy or corporate representative shall be in writing executed by the appointor or his attorney authorised by him in writing or, if the appointor is a corporation, either under its seal or executed by an officer, attorney or other person authorised to sign the same.

21.2   Any Shareholder may appoint a proxy or (if a corporation) representative for a specific general meeting, and adjournments thereof, or may appoint a standing proxy or (if a corporation) representative, by serving on the Company at the Registered Office, or at such place or places as the Board may otherwise specify for the purpose, a proxy or (if a corporation) an authorisation.  Any standing proxy or authorisation shall be valid for all general meetings and adjournments thereof or resolutions in writing, as the case may be, until notice of revocation is received at the Registered Office or at such place or places as the Board may otherwise specify for the purpose.  Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative.  The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

21.3    Notwithstanding Bye-Law 21.2, a Shareholder may appoint a proxy which shall be irrevocable in accordance with its terms and the holder thereof shall be the only person entitled to vote the relevant shares at any meeting of the shareholders at which such holder is present. Notice of the appointment of any such proxy shall be given to the Company at its Registered Office, and shall include the name, address, telephone number and electronic mail address of the proxy holder. The Company shall give to the proxy holder notice of all meetings of Shareholders of the Company and shall be obliged to recognise the holder of such proxy until such time as the holder notifies the Company in writing that the proxy is no longer in force.

21.4   Subject to Bye-Law 21.2 and 21.3, the instrument appointing a proxy or corporate representative together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a resolution in writing, in any document sent therewith) prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a resolution in writing, prior to the effective date of the resolution in writing and in default the instrument of proxy or authorisation shall not be treated as valid.

21.5   Subject to Bye-Law 21.2 and 21.3, the decision of the chairman of any general meeting as to the validity of any appointments of a proxy shall be final.

21.6   Instruments of proxy or authorisation shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any resolution in writing forms of instruments of proxy or authorisation for use at that meeting or in connection with that resolution in writing.  The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll, to speak at the meeting and to vote on any amendment of a resolution in writing or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy or authorisation shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

21.7   A vote given in accordance with the terms of an instrument of proxy or authorisation shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the corporate authority, provided that no intimation in writing of such death, unsoundness of mind or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy or authorisation in the notice convening the meeting or other documents sent therewith) at least one hour before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any resolution in writing at which the instrument of proxy or authorisation is used.

21.8   Subject to the Companies Acts, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend, speak and vote on behalf of any Shareholder at general meetings or to sign resolutions in writing.

BOARD OF DIRECTORS

22    Appointment and Removal of Directors

22.1   The number of Directors shall be not less than three (3) and not more than eleven (11) or such other numbers as the Shareholders by Resolution may from time to time determine of whom not less than 3, or such greater number as shall constitute a majority of the Board from time to time, shall be Independent Directors and, subject to the Companies Acts and these Bye-Laws, the Directors shall be elected or appointed by the Shareholders by Resolution and shall serve for such term as the Shareholders by Resolution may determine, or in the absence of such determination, until the termination of the next Annual General Meeting following their appointment.  All Directors, upon election or appointment (except upon re-election at an Annual General Meeting), must provide written acceptance of their appointment, in such form as the Board may think fit, by notice in writing to the Registered Office within thirty (30) days of their appointment.

22.2   The Shareholders may by Resolution increase the maximum number of Directors. Any one or more vacancies in the Board not filled by the Shareholders at any general meeting of the Shareholders shall be deemed casual vacancies for the purposes of these Bye-Laws.  Without prejudice to the power of the Shareholders by Resolution in pursuance of any of the provisions of these Bye-Laws to appoint any person to be a Director, the Board, so long as a quorum of Directors remains in office, shall have power at any time and from time to time to appoint any individual to be a Director so as to fill a casual vacancy, provided that not more than 50% of the Directors (as a group) or of the Independent Directors (as a group) be comprised of directors who are residents of any one jurisdiction (other than Bermuda and any other jurisdiction designated by the Board from time to time).

22.3   The Shareholders may by Resolution remove a Director.  Any vacancy created by such removal of a Director may be filled by the election of another Director in his place or, in the absence of any such election, by the Board, provided that not more than 50% of the Directors (as a group), or the Independent Directors (as a group), be comprised of directors who are residents of any one jurisdiction (other than Bermuda and any other jurisdiction designated by the Board from time to time).

22.4   If the death, resignation or removal of an Independent Director results in the Board consisting of less than a majority of Independent Directors, the vacancy shall be filled as promptly as practicable. Pending the filling of such vacancy, the Board may temporarily consist of less than a majority of Independent Directors and those Directors who do not meet the standards for independence may continue to hold office.

22.5 At no time shall more than 50% of the Directors (as a group) or the Independent Directors (as a group) be comprised of directors who are residents of any one jurisdiction (other than Bermuda and any other jurisdiction designated by the Board from time to time).

23    Resignation and Disqualification of Directors

The office of a Director shall be vacated upon the happening of any of the following events:

23.1   if he resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;

23.2   if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;

23.3   if he becomes bankrupt under the laws of any country or becomes subject to or institutes any proceedings, arrangements or compromise with his creditors;

23.4   if he is prohibited by law from being a Director;

23.5   if he ceases to be a Director by virtue of the Companies Acts or is removed from office pursuant to these Bye-Laws; or

23.6   if requested in writing by all other Directors then holding office, after such Director shall have been absent without leave from three consecutive meetings of the Board.

24    Directors’ Fees and Additional Remuneration and Expenses

The amount, if any, of Directors’ fees shall from time to time be determined by the Company by Resolution or in the absence of such a determination, by the Board.  Unless otherwise determined to the contrary, such fees shall be deemed to accrue from day to day. Each Director may be paid his reasonable travel, hotel and incidental expenses in attending and returning from meetings of the Board or committees constituted pursuant to these Bye-Laws or general meetings and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company's business or in the discharge of his duties as a Director.  Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

25    Directors’ Interests

25.1   A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

25.2   Subject to the provisions of the Companies Acts, and as provided herein, a Director may notwithstanding his office be a party to, or otherwise directly or indirectly interested in, any contract, transaction or arrangement with the Company, the Partnership or any entity in which the Company or the Partnership is otherwise interested, provided the nature of such interest shall be disclosed by such Director to each member of the Board at or in advance of any meeting of the Board in which the Board intend to discuss the participation of the Company in any such contract, transaction or arrangement. Such disclosure may take the form of a general notice to the Board to the effect that the Director has an interest in a specified company or firm and is to be regarded as interested in any contract, transaction or arrangement which may after the date of the notice be made with that company or firm or its affiliates.

25.3   Subject to disclosure of the interest in such contract, transaction or arrangement, as aforesaid, the Director concerned shall be entitled to attend, participate and vote in any meeting with respect to such contract, transaction or arrangement, and any transaction approved by the Board at such meeting will not be void or voidable by reason thereof, provided the Board shall have authorised the transaction in good faith following the disclosure of interest by the Director(s) concerned or the transaction is fair to the Company and the Partnership at the time it is approved.

25.4   So long as he declares the nature of his interest as aforesaid, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-Laws allow him to be appointed or from any contract, transaction or arrangement in which these Bye-Laws allow him to be interested.

POWERS AND DUTIES OF THE BOARD

26    Powers and Duties of the Board

26.1   Subject to the provisions of the Companies Acts, these Bye-Laws and to any directions given by the Shareholders by Resolution, the Board shall manage the affairs of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company.  No alteration of these Bye-Laws and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given.  The powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

26.2   The Board may exercise all the powers of the Company except those powers that are required by the Companies Acts or these Bye-Laws to be exercised by the Shareholders.

26.3   All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

26.4   The Board on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person including any Director or former Director who has held any executive office or employment with the Company or with any body corporate which is or has been a subsidiary or affiliate of the Company or a predecessor in the affairs of the Company or of any such subsidiary or affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for the insurance of any such person.

27    Delegation of the Board’s Powers

27.1   The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.  Such attorney may, if so authorised by the power of attorney, execute any deed, instrument or other document on behalf of the Company, provided that such attorney must not be a citizen or resident of any one of Canada, the United Kingdom or the United States of America.

27.2   The Board may entrust to and confer upon any Director, Officer or, without prejudice to the provisions of Bye-Law 27.3, other person, provided that such person must not be a citizen or resident of any one of Canada, the United Kingdom or the United States of America, any of the powers, authorities and discretions exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, authorities and discretions, and may from time to time revoke or vary all or any of such powers, authorities and discretions, but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

27.3   The Board may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit, subject to the provisions of 27.4 and 27.5 below.  Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, and in conducting its proceedings conform to any regulations which may be imposed upon it by the Board.  If no regulations are imposed by the Board the proceedings of a committee with two (2) or more members shall be, as far as is practicable, governed by the Bye-Laws regulating the proceedings of the Board. At no time shall more than 50% of the members of a committee be comprised of persons who are residents of any one jurisdiction (other than Bermuda and any other jurisdiction designated by the Board from time to time.)

27.4 The Board shall be required to establish and maintain an audit committee that operates pursuant to a written charter approved by the Board. Such committee shall consist solely of Independent Directors, all of whom are to be financially literate and one of whom shall be designated as ‘audit committee financial expert’. At no time shall more than 50% of the members of such committee consist of Directors who residents of any one jurisdiction (other than Bermuda and any other jurisdiction designated by the Board from time to time).

28    27.5 The Board shall be required to establish and maintain a nominating and governance committee that operates pursuant to a written charter approved by the Board. Such committee shall consist solely of directors who are Independent Directors. At no time shall more than 50% of the members of such committee consist of Directors who are residents of any one jurisdiction (other than Bermuda and any other jurisdiction designated by the Board from time to time). Proceedings of the Board

28.1   The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit.  Subject to any requirements requiring the approval of the Independent Directors, questions arising at any meeting shall be determined by a majority of votes.  In the case of an equality of votes, the motion shall be deemed to have been lost.  A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

28.2   Notice of a meeting of the Board may be given to a Director by word of mouth or in any manner permitted by these Bye-Laws.  A Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business conducted at the meeting.

28.3      The quorum necessary for the transaction of the business of the Board shall be at least two fifths of the Directors in office at such time provided that (1) not more than 50% of all directors in attendance are residents of any one jurisdiction (other than Bermuda and any other jurisdiction designated by the Board from time to time); and (2) at least 50% of directors in attendance are Independent Directors.  Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

28.4      A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company and has complied with the provisions of the Companies Acts and these Bye-Laws with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested and if he shall do so his vote shall be counted and he shall be taken into account in ascertaining whether a quorum is present.

28.5      The Resident Representative shall, upon delivering written notice of an address for the purposes of receipt of notice to the Registered Office, be entitled to receive notice of, attend and be heard at, and to receive minutes of all meetings of the Board.

28.6      So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

28.7      The Board may choose one of their number to preside as chairman at every meeting of the Board.  If there is no such chairman, or if at any meeting the chairman is not present within five (5) minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

28.8      The meetings and proceedings of any committee consisting of two (2) or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

28.9      A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted.  Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.

28.10   A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.  At no time shall more than 50% of the Directors participating in such meeting participate from any one jurisdiction (other than Bermuda and any other jurisdiction designated by the Board from time to time).

28.11   Save for acts of the audit committee and the [nominating and governance committee], all acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

28.12 If a question arises at a meeting of the Board or a committee of the Board as to the entitlement of a Director to vote or be counted in a quorum, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.  If any such question arises in respect of the chairman of the meeting, it shall be decided by resolution of the Board (on which the chairman shall not vote) and such resolution will be final and conclusive except in a case where the interests of the chairman have not been fairly disclosed.

OFFICERS

29         Officers

29.1      The Officers of the Company, who may or may not be Directors, may be appointed by the Board at any time.  Any person appointed pursuant to this Bye-Law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such appointment.  Any such revocation or termination shall be without prejudice to any claim for damages that such Officer may have against the Company or the Company may have against such Officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination.  Save as provided in the Companies Acts or these Bye-Laws, the powers and duties of the Officers of the Company shall be such (if any) as are determined from time to time by the Board.

29.2   The provisions of these Bye-Laws as to resignation and disqualification of Directors shall mutatis mutandis apply to the resignation and disqualification of Officers.

MINUTES

30    Minutes

30.1   The Board shall cause minutes to be made and books kept for the purpose of recording:

30.1.1    all appointments of Officers made by the Board;

30.1.2    the names of the Directors and other persons (if any) present at each meeting of the Board and of any committee; and

30.1.3    all proceedings at meetings of the Company, of the holders of any class of shares in the Company, of the Board and of committees appointed by the Board or the Shareholders.

30.2   Shareholders shall only be entitled to see the Register of Directors and Officers, the Register, the financial information provided for in Bye-Law 37.3 and the minutes of meetings of the Shareholders of the Company.

SECRETARY AND RESIDENT REPRESENTATIVE

31    Secretary and Resident Representative

31.1   The Secretary (including one or more deputy or assistant secretaries) and, if required, the Resident Representative, shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board.  The duties of the Secretary and the duties of the Resident Representative shall be those prescribed by the Companies Acts together with such other duties as shall from time to time be prescribed by the Board.

31.2   A provision of the Companies Acts or these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

THE SEAL

32    The Seal

32.1   The Board may authorise the production of a common seal of the Company and one or more duplicate common seals of the Company, which shall consist of a circular device with the name of the Company around the outer margin thereof and the country and year of registration in Bermuda across the centre thereof.

32.2   Any document required to be under seal or executed as a deed on behalf of the Company may be

32.2.1    executed under the Seal in accordance with these Bye-Laws; or

32.2.2    signed or executed by any person authorised by the Board for that purpose, without the use of the Seal.

32.3   The Board shall provide for the custody of every Seal.  A Seal shall only be used by authority of the Board or of a committee constituted by the Board.  Subject to these Bye-Laws, any instrument to which a Seal is affixed shall be attested by the signature of:

32.3.1    a Director; or

32.3.2    the Secretary; or

32.3.3      any one person authorised by the Board for that purpose.

DIVIDENDS AND OTHER PAYMENTS

33    Dividends and Other Payments

33.1   The Board may from time to time declare dividends or distributions out of contributed surplus to be paid to the Shareholders according to their rights and interests, including such interim dividends as appear to the Board to be justified by the position of the Company.  The Board, in its discretion, may determine that any dividend shall be paid in cash or shall be satisfied, subject to Bye-Law 35, in paying up in full shares in the Company to be issued to the Shareholders credited as fully paid or partly paid or partly in one way and partly the other.  The Board may also pay any fixed cash dividend which is payable on any shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.

33.2   Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:

33.2.1    all dividends or distributions out of contributed surplus may be declared and paid according to the amounts paid up on the shares in respect of which the dividend or distribution is paid, and an amount paid up on a share in advance of calls may be treated for the purpose of this Bye-Law as paid-up on the share;

33.2.2    dividends or distributions out of contributed surplus may be apportioned and paid pro rata according to the amounts paid-up on the shares during any portion or portions of the period in respect of which the dividend or distribution is paid.

33.3   The Board may deduct from any dividend, distribution or other monies payable to a Shareholder by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

33.4   No dividend, distribution or other monies payable by the Company on or in respect of any share shall bear interest against the Company.

33.5   Any dividend, distribution or interest, or part thereof payable in cash,  or any other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post or by courier addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct.  Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two (2) or more joint holders may give effectual receipts for any dividends, distributions or other monies payable or property distributable in respect of the shares held by such joint holders.

33.6   Any dividend or distribution out of contributed surplus unclaimed for a period of six (6) years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

33.7   The Board may also, in addition to its other powers, direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend, the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board, provided that such dividend or distribution may not be satisfied by the distribution of any partly paid shares or debentures of any company without the sanction of a Resolution.

34    Reserves

The Board may, before declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit.  The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

CAPITALISATION OF PROFITS

35    Capitalisation of Profits

35.1   The Board may from time to time resolve to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Shareholders, or partly in one way and partly in the other, provided that for the purpose of this Bye-Law, a share premium account may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid.

35.2   Where any difficulty arises in regard to any distribution under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board.  The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

RECORD DATES

36    Record Dates

Notwithstanding any other provisions of these Bye-Laws, the Company may by Resolution or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of any general meeting and to vote at any general meeting.  Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice is despatched.

ACCOUNTING RECORDS

37    Accounting Records

37.1   The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions, in accordance with the Companies Acts.

37.2   The records of account shall be kept at the Registered Office or at such other place or places outside of Canada as the Board thinks fit, and shall at all times be open to inspection by the Directors, PROVIDED that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three (3) month period.  No Shareholder (other than an Officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board or by Resolution.

37.3   A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the Auditors' report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Acts.

AUDIT

38    Audit

Save and to the extent that an audit is waived in the manner permitted by the Companies Acts, Auditors shall be appointed and their duties regulated in accordance with the Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine.

SERVICE OF NOTICES AND OTHER DOCUMENTS

39    Service of Notices and Other Documents

39.1   Any notice or other document (including but not limited to a share certificate, any notice of a general meeting of the Company, any instrument of proxy and any document to be sent in accordance with Bye-Law 37.3) may be sent to, served on or delivered to any Shareholder by the Company

39.1.1    personally;

39.1.2    by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register;

39.1.3    by sending it by courier to or leaving it at the Shareholder’s address appearing in the Register;

39.1.4    where applicable, by sending it by email or facsimile or other mode of representing or reproducing words in a legible and non-transitory form or by sending an electronic record of it by electronic means, in each case to an address or number supplied by such Shareholder for the purposes of communication in such manner; or

39.1.5    by publication of an electronic record of it on a website and notification of such publication (which shall include the address of the website, the place on the website where the document may be found, and how the document may be accessed on the website) by any of the methods set out in paragraphs 39.1.1, 39.1.2, 39.1.3 or 39.1.4 of this Bye-Law, in accordance with the Companies Acts.

In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders.

39.2   Any notice or other document shall be deemed to have been served on or delivered to any Shareholder by the Company

39.2.1    if sent by personal delivery, at the time of delivery;

39.2.2    if sent by post, forty-eight (48) hours after it was put in the post;

39.2.3    if sent by courier or facsimile, twenty-four (24) hours after sending;

39.2.4    if sent by email or other mode of representing or reproducing words in a legible and non-transitory form or as an electronic record by electronic means, twelve (12) hours after sending; or

39.2.5    if published as an electronic record on a website, at the time that the notification of such publication shall be deemed to have been delivered to such Shareholder,

and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed and stamped and put in the post, published on a website in accordance with the Companies Acts and the provisions of these Bye-Laws, or sent by courier, facsimile, email or as an electronic record by electronic means, as the case may be, in accordance with these Bye-Laws.

Each Shareholder and each person becoming a Shareholder subsequent to the adoption of these Bye-laws, by virtue of its holding or its acquisition and continued holding of a share, as applicable, shall be deemed to have acknowledged and agreed that any notice or other document (excluding a share certificate) may be provided by the Company by way of accessing them on a website instead of being provided by other means.

39.3   Any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-Laws shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

39.4   Save as otherwise provided, the provisions of these Bye-Laws as to service of notices and other documents on Shareholders shall mutatis mutandis apply to service or delivery of notices and other documents to the Company or any Director or Resident Representative pursuant to these Bye-Laws.

WINDING UP

40    Winding Up

If the Company shall be wound up, the liquidator may, with the sanction of a Resolution of the Company and any other sanction required by the Companies Acts, divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders.  The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

INDEMNITY

41    Indemnity

41.1   Subject to the proviso below, every Indemnified Person shall be indemnified and held harmless, to the fullest extent permitted by law, by and out of the assets of the Company against any and all losses, claims, damages, liabilities, costs or expenses, judgements, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions suits or proceedings, whether civil or criminal (including liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs including defence costs incurred in defending any legal proceedings, whether civil or criminal and expenses properly payable) incurred or suffered by such Indemnified Person by or by reason of any act done, conceived in or omitted in the conduct of the Company’s business, or in connection with the Partnership’s investments and activities, or in respect of or arising from the Indemnified Person holding its position or discharging the duties of such position, and the indemnity contained in this Bye-Law shall extend to any Indemnified Person acting in any office or trust in the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election, PROVIDED ALWAYS that the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Acts nor to any claims or rights of action arising out of the bad faith, fraud or wilful misconduct of such Indemnified Person, or in the case of a criminal matter, to the extent the Indemnified Person knew, or ought reasonably to have known, that the action concerned was unlawful.

41.2   No Indemnified Person shall be liable to the Company for the acts, defaults or omissions of any other Indemnified Person.

41.3   To the extent that any Indemnified Person is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

41.4   Each Shareholder and the Company agree:

41.4.1 to waive to the fullest extent permitted by law any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person or the failure of such Indemnified Person to take any action in the performance of his duties (fiduciary or otherwise) with or for the Company, PROVIDED HOWEVER that such waiver shall not apply to any claims or rights of action arising out of the bad faith, fraud or wilful misconduct of such Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified Person is not legally entitled, or in the case of a criminal matter, to the extent the Indemnified Person knew, or ought reasonably to have known, that the action concerned was unlawful; and

41.4.2   any action taken or omitted to be taken, by any Indemnified Person with the approval of the Independent Directors will not constitute a breach of any duties stated or implied by law or equity, including fiduciary duties.

41.5    The Company shall advance moneys to any Indemnified Person for the costs, charges and expenses incurred by the Indemnified Person in defending any civil or criminal proceedings against them, on condition and receipt of an undertaking in a form satisfactory to the Company that the Indemnified Person shall repay such portion of the advance attributable to any claim of fraud or dishonesty if such a claim is proved against the Indemnified Person.

41.6    The advance of moneys would not be paid unless the advance was duly authorized upon a determination that the indemnification of the Indemnified Person was appropriate because the Indemnified Person had met the standard of conduct which would entitle the Indemnified Person to indemnification and further the determination referred to above must be made by: a majority vote of the Board at a meeting duly constituted by a quorum of Directors not party to the proceedings in respect of which the indemnification is, or would be, claimed; or, in the case such meeting cannot be constituted by lack of disinterested quorum, by an independent third party; or, alternatively, by a majority vote of the Shareholders.

AMALGAMATION AND MERGER

42    Amalgamation and Merger

Any resolution proposed for consideration at any general meeting to approve the amalgamation or merger of the Company with any other company, wherever incorporated, shall require the approval of a simple majority of votes cast at such meeting and the quorum for such meeting shall be that required in Bye-Law 19.1 and a poll may be demanded in respect of such resolution in accordance with the provisions of Bye-Law 20.2.

CONTINUATION

43    Continuation

Subject to the Companies Acts, the Board may approve the discontinuation of the Company in Bermuda and the continuation of the Company in a jurisdiction outside Bermuda.  The Board, having resolved to approve the discontinuation of the Company, may further resolve not to proceed with any application to discontinue the Company in Bermuda or may vary such application as it sees fit.

ALTERATION OF BYE-LAWS

44    Alteration of Bye-Laws

These Bye-Laws may be amended from time to time by resolution of the Board, but subject to approval by Resolution.